SEPARATION AND GENERAL RELEASE AGREEMENT This Separation and General Release Agreement (the “Agreement”), dated May 21, 2025, is made by and between Eric Apperson (“Executive”) and Armada Hoffler Properties, Inc. (together with its subsidiaries and affiliates, the “Company”). This Agreement is effective on the eighth (8th) day after Executive signs it, provided Executive does not revoke it before that day in accordance with Section 5(b) of this Agreement (the “Effective Date”). WHEREAS, the Company employed Executive as its President of Construction; WHEREAS, the Company granted Executive certain equity awards under the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Amended Incentive Plan”); WHEREAS, Executive is a participant in the Company’s: (1) Short Term Incentive Plan (the “STIP”) for the 2025 calendar year; and (2) the Executive Severance Benefit Plan (the “Severance Plan”) as a Tier II Participant (as defined in the Severance Plan); WHEREAS, Executive’s employment with the Company will end effective May 21, 2025 (the “Separation Date”) on the terms set forth in this Agreement; NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the Parties hereby agree as follows: 1. Separation Date and Accrued Obligations. After the Separation Date, Executive will not represent himself as being an employee, agent, or representative of the Company or any of its subsidiaries for any purpose. Executive is deemed to have resigned from all positions as an officer and director of the Company and its subsidiaries and is relieved of all of Executive’s duties and authority as an officer, director and manager of the Company and its subsidiaries as of the Effective Date. Regardless of signing this Agreement, on the first regularly scheduled Company payroll date following the Separation Date, Executive will receive Executive’s final paycheck, which shall include all accrued unpaid base salary and accrued, unused vacation through the Separation Date. Executive acknowledges that Executive has been paid by the Company in full for all bonuses that have been earned by Executive. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive prior to the Separation Date in accordance with the Company’s expense reimbursement policy. 2. Severance Benefits. In accordance with the terms of the Severance Plan and in consideration for Executive’s execution, non-revocation, and compliance with this Agreement and the terms of the Severance Plan, including (without limitation) Article VI of the Severance Plan, the Company will provide Executive with severance pay in the total amount of $1,319,294.54 to be paid in a single lump sum payment (the “Severance Benefits”), less applicable deductions and withholdings, within five (5) days after the Effective Date. The Severance Benefits are inclusive of the following payments: Exhibit 10.1

a. $66,521.00, which is equal to a pro-rata amount (based on the portion of 2025 that Executive was employed by the Company) of the Executive’s target bonus for 2025; b. $875,000.00, which is equal to the product of two (2) times Executive’s salary as in effect on the Separation Date; c. $319,300.00, which is equal to the product of two (2) times Executive’s target bonus for the year in which the Separation Date occurs; and d. $41,637.00, which is equal to the product of two (2) times the sum of: (i) the annual premium pursuant to the Consolidated Omnibus Budget Reconciliation Act or any similar applicable state law (“COBRA”) that the Company is permitted to charge “qualified beneficiaries” (as defined in Section 4980B of the Internal Revenue Code) for the same level and type of coverage that were in effect for Executive and Executive’s dependents (if applicable) on the Separation Date; and (ii) the annual premium for the life insurance, long-term disability insurance and accidental death and dismemberment insurance that were in effect on the Separation Date. 3. Equity. Executive’s 4,196 unvested shares of restricted stock under Executive’s Executive Stock Award Agreement dated March 3, 2023, and 12,346 unvested shares of LTIP units under Executive’s Executive Stock Award Agreement dated March 11, 2024, Executive’s 20,940 unvested shares of restricted stock under Executive’s Executive Stock Award Agreement dated March 3, 2025 shall vest on the Separation Date, and all of Executive’s other outstanding equity awards shall be forfeited as of the Separation Date. 4. Health Insurance. Executive’s health and dental insurance benefits under the Company’s group health plans will continue until May 31, 2025. After that date, as provided by COBRA and by the Company’s current group health insurance policies, Executive will be eligible to continue Executive’s health insurance benefits at Executive’s own expense and, later, to convert to an individual policy if Executive wishes. Executive will be provided with a separate notice of Executive’s COBRA rights. 5. General Release and Waiver. a. In exchange for the Severance Benefits and other consideration under this Agreement, to which Executive would not otherwise be entitled, and except as otherwise set forth in this Agreement, Executive, on behalf of himself and, to the extent permitted by law, on behalf of Executive’s spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on Executive’s behalf (collectively, the “Executive Parties”), hereby generally and completely releases, acquits and forever discharges the Company, Armada Hoffler, L.P., their parents and subsidiaries, and each of their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with Executive’s employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a “Claim” and collectively “Claims”). The Claims Executive is releasing and waiving in this Agreement include, but are not limited to:  all Claims arising from Executive’s employment with the Company or the termination of that employment, including Claims for wrongful termination or retaliation;  all Claims related to Executive’s compensation or benefits from the Company, including salary, wages, bonuses, commissions, incentive compensation, profit sharing, retirement benefits, paid time off, vacation, sick leave, leaves of absence, expense reimbursements, equity, severance pay, and fringe benefits, including any Claims under the Severance Plan, STIP and the Amended Incentive Plan;  all Claims for breach of contract, breach of quasi-contract, promissory estoppel, detrimental reliance, and breach of the implied covenant of good faith and fair dealing;  all tort Claims, including Claims for fraud, defamation, slander, libel, negligent or intentional infliction of emotional distress, personal injury, negligence, compensatory or punitive damages, negligent or intentional misrepresentation, and discharge in violation of public policy;  all federal, state, and local statutory Claims, including Claims for discrimination, harassment, retaliation, attorneys’ fees, medical expenses, experts’ fees, costs and disbursements; and  any other Claims of any kind whatsoever, from the beginning of time until the date you sign this Agreement, in each case whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction. By way of example and not in limitation, Claims released include any Claims arising under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; 42 U.S.C. § 1981; the Equal Pay Act; the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act, the Americans With Disabilities Act; the Genetic Information Nondiscrimination Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act; the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation; the Lilly Ledbetter Fair Pay Act; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; the National Labor Relations Act; the Virginians with Disabilities Act; the Virginia Human Rights Act, as amended; the Virginia Anti-Discrimination Act; all of their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released. Claims released further include, though also are not limited to, any Claims arising under the Incentive Plan, the Amended Incentive Plan, or the Severance Plan. EXECUTIVE UNDERSTANDS AND AGREES THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL CLAIMS. b. Specific Release of ADEA Claims. Executive further unconditionally releases and forever discharges the Company Parties from any and all Claims that the Executive Parties may have as of the date Executive signs this Agreement arising under the ADEA. By signing this Agreement, Executive acknowledges and confirms that: (i) Executive has been advised by the Company to consult with an attorney of Executive’s choice before signing this Agreement; (ii) Executive was given no fewer than twenty-one (21) days to consider the terms of the Agreement, although Executive may sign it sooner if desired; (iii) Executive is signing this Agreement in exchange for good and valuable consideration which is in addition to anything of value to which Executive is already entitled; (iv) Executive has seven (7) days from the date of signing this Agreement to revoke this Agreement by delivering to the Company a written notice of revocation that is received by the Company before the end of such seven-day period to Tana Colon at tcolon@armadahoffler.com, but Executive understands that Executive will not be eligible for any Severance Benefits if Executive revokes this Agreement because Executive’s eligibility for any such Severance Benefits is contingent upon Executive signing and not revoking the Agreement; (v) the release contained in this Section does not apply to rights and claims that may arise after the date on which Executive signs this Agreement; and (vi) Executive knowingly and voluntarily accepts the terms of this Agreement. Executive further agrees that any change to this Agreement, whether material or immaterial, will not restart the twenty-one (21) day period for Executive to consider the terms of this Agreement. c. Protected Rights. Notwithstanding the foregoing, other than events expressly contemplated by this Agreement, Executive does not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed. Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights Executive may have under applicable workers’ compensation or unemployment laws. Nothing in this Agreement shall prevent Executive from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, the Securities and Exchange Commission, or any other federal government agency, or similar state or local agency (“Government Agencies”). Executive further understands this Agreement does not limit Executive’s ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit Executive’s right to receive an award for information provided to the Government Agencies, Executive understands and agrees that, Executive is otherwise waiving, to the fullest extent permitted by law, any and all rights Executive may have to individual relief based on any Claims that Executive has released and any rights Executive has waived by signing this Agreement. If any Claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party. This Agreement does not abrogate Executive’s existing rights under any Company benefit plan, but it does waive, release and forever discharge Claims existing as of the date Executive executes this Agreement pursuant to any such plan or agreement. Furthermore, nothing in this Agreement prevents Executive from disclosing or discussing any sexual assault or sexual harassment dispute arising after the execution of this Agreement. 6. Executive’s Acknowledgments and Affirmations. Executive acknowledges and agrees that Executive has been paid for all time worked, has received all the leave, leaves of absence and leave benefits and protections for which Executive is eligible, and has not suffered any on-the-job injury for which Executive has not already filed a Claim. Executive affirms that all of the decisions of the Company Parties regarding Executive’s pay, benefits, and other terms and conditions of employment through the date of Executive’s execution of this Agreement were not discriminatory based on age, disability, race, color, sex, sexual orientation, religion, national origin or any other classification protected by law. Executive represents and warrants that Executive has not reported any alleged improper conduct or activity about the Company to the Company or any of the Company Parties and Executive has no knowledge of any such conduct or activity. Executive further acknowledges that the Company has not retaliated against Executive for reporting any allegations of wrongdoing to the Company or the Company Parties. Executive also represents that Executive has not made any claims or allegations to Company or the Company Parties related to sexual harassment, harassment, or sexual abuse, and that none of the payments set forth in this Agreement are related to sexual harassment, harassment, or sexual abuse. Executive affirms that Executive has not filed or caused to be filed, and is not presently a party to, a Claim against any of the Company Parties. Executive further affirms that Executive has no known workplace injuries or occupational diseases. Other than the amounts and restricted stock units identified in this Agreement, Executive confirms that Executive has no rights to and will not receive any other payments, compensation, equity, or other amounts from the Company. 7. Return of Company Property. Within five (5) days of the Separation Date, Executive agrees to return to the Company all Company documents (and all copies thereof) and other Company property that Executive has had in Executive’s possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers, laptops, and mobile phones), credit cards, entry cards, identification badges and keys, access codes or devices; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Executive further acknowledges and agrees that Executive no longer has access to and does not claim ownership of the Company’s cloud storage or social media accounts. Please coordinate the return of Company property with Tana Colon at the address provided in the attached pre-paid shipping label to the attention of Tana Colon. Receipt of the Severance Benefits described in Section 2 of this Agreement is expressly conditioned upon the return of all Company property.

8. Post-Termination Obligations. Executive acknowledges Executive’s continuing obligations under Article VI of the Severance Plan to not use or disclose any confidential or proprietary information of the Company and to refrain from certain competitive activities and solicitation of the Company’s customers, employees, and consultants. A copy of the Severance Plan is attached to this Agreement as Exhibit A. In accordance with the Defense of Trade Secrets Act, Executive understands that confidential information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if Executive: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. 9. Confidentiality. Subject to the protected rights in Section 5(c) of this Agreement, Executive agrees that the provisions of this Agreement will be held in strictest confidence by Executive and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) Executive may disclose this Agreement to Executive’s immediate family; (b) Executive may disclose this Agreement in confidence to Executive’s attorney, accountant, auditor, tax preparer, and financial advisor; and (c) Executive may disclose this Agreement insofar as such disclosure may be required by law. Nothing in this Section or this Agreement restricts or impedes Executive from exercising protected rights, including rights under the National Labor Relations Act or the federal securities laws, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. 10. Cooperation. The Parties agree that certain matters in which Executive has been involved during Executive’s employment may need Executive’s cooperation with the Company in the future. In consideration for the payments and benefits in this Agreement, Executive agrees to cooperate with the Company in any pending or future matters arising out of or related to Executive’s service to the Company, including, but not limited to, any business transactions, business relationships, litigation, investigation or other dispute, in which Executive has knowledge or information; provided that the Company shall make reasonable efforts to minimize disruption of Executive’s other activities and shall reimburse Executive for reasonable expenses incurred in connection with this cooperation. 11. Non-Disparagement. Subject to the protected rights in Sections 5(c) and 9 of this Agreement, Executive agrees and covenants that Executive shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory, maliciously false, or disparaging remarks, comments, or statements concerning the Company, the Company’s parent, or any of their employees, officers, or directors. Nothing in this Section or this Agreement restricts or impedes Executive from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

12. No Admission. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights. 13. Breach. Executive agrees that, upon any breach of this Agreement, Executive will forfeit all amounts paid or owing to Executive under this Agreement. Further, Executive acknowledges that it would be difficult or impossible to assess the damages caused by Executive’s violation of the terms of Sections 7, 8, 9, 10, and 11 of this Agreement and further agrees that any threatened or actual violation or breach of those Sections of this Agreement will constitute immediate and irreparable injury to the Company. Executive therefore agrees that any such breach of this Agreement is a material breach of this Agreement, and, in addition to any and all other damages and remedies available to the Company upon Executive’s breach of this Agreement, the Company shall be entitled to an injunction to prevent Executive from violating or breaching this Agreement. Executive agrees that any breach or threatened breach by Executive shall give the Company the right to suspend or discontinue any Severance Benefits as well as to recover any Severance Benefits previously paid under this Agreement. Executive agrees that if the Company is successful in whole or part in any legal or equitable action against Executive under this Agreement, Executive agrees to pay all of the costs, including reasonable attorneys’ fees, incurred by the Company in enforcing the terms of this Agreement. 14. Arbitration. Except for actions pursuant to Section 13 of this Agreement or breach of the restrictive covenants in Article VI of the Severance Plan, the parties agree that any dispute between the parties arising out of or relating to the negotiation, execution, performance or termination of this Agreement or the Executive’s employment with the Company shall be solely, exclusively and finally settled by binding arbitration in Virginia Beach, Virginia. The arbitration shall be administered by the American Arbitration Association in accordance with its National Rules for the Resolution of Employment Disputes. The location for the arbitration shall be Virginia Beach, Virginia. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute. Such arbitration shall be conducted by a single arbitrator chosen by mutual agreement of the Company and Executive. If Executive and the Company are unable to agree on an arbitrator within fifteen (15) days of written notice of the dispute, the arbitrator shall be selected in accordance with then current National Rules for the Resolution of Employment Disputes. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator to discover relevant information from the opposing parties about the subject matter of the dispute. The decision of the arbitrator as to any claim or dispute shall be final, binding, and conclusive upon the Company and Executive. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). By electing arbitration as the means for final settlement of all claims, the parties hereby waive their respective rights to, and agree not to, sue each other in any action in a Federal, State or local court with respect to such claims (except for claims under Section 13 of this Agreement, Article VI of the Severance Plan, misappropriation of the Company’s trade secrets, or any claims that cannot be subject to arbitration by operation of law, including disputes or claims involving sexual harassment and/or sexual assault as defined by title 9 of the United States Code arising on or after March 3, 2022), but may seek to enforce in court an arbitration award rendered pursuant to this Agreement. The parties specifically agree to waive their respective rights to a trial by jury, and further agree that no demand, request or motion will be made for trial by jury. 15. Miscellaneous. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between Executive and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both Executive and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both Executive and the Company, and inure to the benefit of both Executive and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement instead of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems necessary to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the Commonwealth of Virginia as applied to contracts made and to be performed entirely within the Commonwealth of Virginia, without regard to conflicts of laws principles. Any action or proceeding that is not covered by Section 14 of this Agreement or to enforce an arbitration award under Section 14 shall be brought only in any state or federal court located in Virginia Beach, Virginia. The parties hereby irrevocably submit to the exclusive jurisdiction of those courts for such actions and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue. 16. Executive’s Acknowledgment. By Executive’s signature below, Executive acknowledges each of the following: (a) Executive has read this Agreement or has been afforded every opportunity to do so; (b) Executive is fully aware of the Agreement’s contents and legal effect; (c) Executive has reviewed, or has had the opportunity to review, this Agreement with legal counsel of Executive’s choosing; and (d) Executive has chosen to enter into this Agreement freely, without coercion and based upon Executive’s own judgment and not in reliance upon any promises made by the Company other than those contained in this Agreement. 17. Tax Withholding and Section 409A. All amounts paid under this Agreement shall be paid less all applicable federal, state and local tax withholdings and any other withholdings required by any applicable jurisdiction. It is intended that the terms of this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and related Treasury regulations (“Section 409A”) or an exemption therefrom, and the terms of this Agreement will be interpreted accordingly; provided, however, that the Company, the Company’s affiliates, and their respective employees, officers, directors, agents and representatives (including, without limitation, legal counsel) will not have any liability to Executive with respect to any taxes, penalties, interest or other costs or expenses Executive or any related party may incur with respect to or as a result of Section 409A or for damages for failing to comply with Section 409A. Payments pursuant to this Agreement are intended to constitute separate payments for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i) and payments of continued salary pursuant to Section 2(a) are intended to constitute a series of separate payments for purposes of Treasury Regulation Section 1.409A- 2(b)(2)(iii). Any reimbursements or in-kind benefits provided to or for the benefit of Executive that constitute deferred compensation for purposes of Section 409A shall be provided in a manner that complies with Treasury Regulation Section 1.409A-3(i)(1)(iv). Accordingly, (a) all such reimbursements will be made not later than the last day of the calendar year after the calendar year in which the expenses were incurred, (b) any right to such reimbursements or in-kind benefits will not be subject to liquidation or exchange for another benefit, and (c) the amount of the expenses eligible for reimbursement, or the amount of any in-kind benefit provided, during any taxable year will not affect the amount of expenses eligible for reimbursement, or the in-kind benefits provided, in any other taxable year. ARMADA HOFFLER PROPERTIES, INC. By: Name: Shawn Tibbetts Title: Chief Executive Officer Date ERIC APPERSON Signature Date

EXHIBIT A [Executive Severance Benefit Plan]

EX-10.6 4 ahh-12312019xex106.htm EXHIBIT 10.6 Exhibit 10.6      ARMADA HOFFLER, L.P. AMENDED AND RESTATED EXECUTIVE SEVERANCE BENEFIT PLAN I.    PURPOSE Armada Hoffler, L.P. (the “Company”) recognizes that outstanding management of the Company and its Affiliates is essential to advancing the interests of the Company and its Affiliates. The Company also recognizes that the risk and uncertainty of an unexpected termination of employment could distract its executive officers from the performance of their duties and frustrate the Company’s ability to retain their services. The Company has adopted this Amended and Restated Executive Severance Benefit Plan in order to minimize the distraction that could result from unexpected terminations of employment and in order to enhance the Company’s ability to attract and retain executives who possess the level of skill, judgment and experience essential to the Company’s success. The Company also has a legitimate business interest in assuring that Participants do not take advantage of relationships developed, or information acquired, by the Participant during the Participant’s employment with the Company or an Affiliate. Accordingly, the Company has adopted this Amended and Restated Executive Severance Benefit Plan to provide Participants, in accordance with the terms of this Amended and Restated Executive Severance Benefit Plan, additional and significant benefits to which Participants are not otherwise entitled. In consideration for the right to receive those additional and significant benefits, each Participant agrees to comply with the covenants set forth in Article VI. II.    DEFINITIONS The following terms shall have the definitions set forth below: 2.01    Affiliate. “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with the Company (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” shall mean ownership of fifty percent (50%) or more of the total combined voting power or value of all classes of shares or interests in the entity, or the power to direct the management and policies of the entity, by contract or otherwise. 2.02    Bonus. “Bonus” means the “target” amount or level of any incentive compensation payable in cash or securities of the Company or an Affiliate but does not include any equity or equity-based awards granted to a Participant under the Armada Hoffler Properties, Inc. 2013 Equity Incentive Plan. If a “target” level of Bonus is not established for a Participant, then for purposes of Section 5.01 the Bonus shall equal 75% of the Tier I Participant’s Salary, for purposes of Section 5.02 the Bonus shall equal 50% of the Tier II Participant’s Salary and for purposes of Section 5.03 the Bonus shall equal 25% of the Tier III Participant’s Salary (in each case disregarding any reduction in Salary that constitutes Good Reason). 2.03    Cause. “Cause” means (i) a Participant’s willful failure or refusal to perform specific reasonable written directives of the Committee (or the board of directors or managers of an Affiliate, as applicable), which directives are consistent with the scope and nature of the Participant’s duties and responsibilities to the Company or an Affiliate and which is not remedied by the Participant within sixty (60) days after written notice of the failure by the Committee; (ii) a Participant’s conviction of, or plea of guilty or nolo contendre, to a felony;

(iii) any act of dishonesty by a Participant involving the Company or an Affiliate which results in a material unjust gain or enrichment to the Participant at the expense of the

Company or an Affiliate; (iv) any act of a Participant involving moral turpitude which materially and adversely affects the business of the Company or an Affiliate; (v) a Participant’s material breach of the obligations set forth in Article VI; or (vi) a Participant’s failure to perform a material duty or a Participant’s material breach of an obligation under an agreement with the Company or its Affiliates or a breach of a material and written policy of the Company or its Affiliates other than by reason of mental or physical illness or injury. No act or failure to act on the part of a Participant shall be deemed “willful” unless it was done or omitted to be done by the Participant not in good faith and without reasonable belief that the action or omission was in the best interests of the Company or an Affiliate. A termination of a Participant’s employment shall not be deemed to have been for Cause unless the termination is approved in a resolution duly adopted by the affirmative vote of not less than a majority of the Committee then in office (excluding the Participant or any immediate family member of the Participant) adopted at a meeting of the Committee called and held for such purpose, after reasonable notice to the Participant and an opportunity for the Participant, together with counsel (if the Participant chooses), to be heard before the Committee, finding that, in the good faith opinion of the Committee, the Participant committed an act or omission constituting Cause as defined above. 2.04    Change in Control. “Change in Control” shall mean a change in control of Armada Hoffler Properties, Inc. (the “REIT”) which will be deemed to have occurred after the date hereof if: (a)    any “person” as such term is used in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”), as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the REIT or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the REIT or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the stockholders of the REIT in substantially the same proportions as their ownership of the REIT’s common stock, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the REIT representing at least 50% of the combined voting power or common stock of the REIT; (b)    during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the REIT, and any new director (other than (A) a director designated by a person who has entered into an agreement with the REIT to effect a transaction described in clause (1), (3), or (4) of this Section 2.04 or (B) a director of the REIT whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the REIT) whose election by the REIT’s board of directors or nomination for election by the REIT’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (c)    there is consummated a merger or consolidation of the REIT or any direct or indirect subsidiary of the REIT with any other corporation, other than a merger or consolidation which would result in the voting securities of the REIT outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the REIT or any subsidiary of the REIT, more than 50% of the combined voting power and common stock of the REIT or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(d)    there is consummated a sale or disposition by the REIT of all or substantially all of the REIT’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the REIT of all or substantially all of the REIT’s assets to an entity, more than fifty percent (50%) of the combined voting power and common stock of which is owned by stockholders of the REIT in substantially the same proportions as their ownership of the common stock of the REIT immediately prior to such sale. 2.05    Code. “Code” means the Internal Revenue Code of 1986, and any amendments thereto. 2.06    Committee. “Committee” means the committee appointed by the REIT, in its capacity as general partner of the Company, to administer the Plan; provided, however, that if there is no committee, then “Committee” means the REIT, in its capacity as general partner of the Company. 2.07    Company. “Company” means Armada Hoffler, L.P. 2.08    Control Change Date. “Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions. 2.09    ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. 2.10    Good Reason. “Good Reason” means (i) a material breach by the Company or an Affiliate of any written agreement between the Participant and the Company or an Affiliate; (ii) a material reduction in the nature or scope of the Participant’s title, authority, powers, functions, duties or responsibilities (other than a reduction for Cause), (iii) a material reduction in the Participant’s Salary or Bonus opportunity (other than a reduction for Cause or a reduction related to a general reduction that affects similarly situated individuals in a comparable manner) or (iv) a requirement that the Participant, without his or her consent, transfer the Participant’s principal office to a location more than fifty (50) miles from his or her then-current principal office. A Participant shall not be deemed to have resigned with Good Reason unless the Participant gives the Board written notice of the grounds that the Participant asserts constitute Good Reason within ninety (90) days after the initial existence of such grounds, the Company or an Affiliate, as applicable fails to cure or remedy such grounds to the reasonable satisfaction of the Participant within thirty (30) days thereafter and the Participant resigns from the employ of the Company and its Affiliates within thirty (30) days after the expiration of such cure period. 2.11    Participant. “Participant” means an individual who satisfies the eligibility requirements set forth in Article III, is selected by the Committee to participate in the Plan and who enters into a Participation Agreement with the Company. 2.12    Participation Agreement. “Participation Agreement” means the agreement, in a form approved by the Committee, confirming an individual’s participation in the Plan and his or her agreement to be bound by all of the terms and conditions of the Plan, including the covenants set forth in Article VI. 2.13    Plan. “Plan” means this Armada Hoffler, L.P. Amended and Restated Executive Severance Benefit Plan, as amended from time to time. 2.14    Salary. “Salary” means a Participant’s base salary as in effect on the date the Participant’s employment with the Company and its Affiliates is terminated or terminates in accordance with Article IV; provided, however, that a Participant’s Salary shall be determined without regard to any reduction in base salary that constitutes Good Reason.

2.15    Standard Termination Benefits. “Standard Termination Benefits” means the sum of any Salary that has been earned but remains unpaid, any Bonus that has been earned but remains unpaid and any accrued but unused vacation pay. 2.16    Tier I Participant. “Tier I Participant” means a Participant who is designated as a Tier I Participant by the Committee. 2.17    Tier II Participant. “Tier II Participant” means a Participant who is designated as a Tier II Participant by the Committee. 2.18    Tier III Participant. “Tier III Participant means a Participant who is designated as a Tier III Participant by the Committee. III.    ELIGIBILITY Participation in the Plan shall be limited to employees of the Company or an Affiliate who (i) are members of a “select group of management or highly compensated employees” as such phrase is defined for purposes of Title I of ERISA, (ii) are selected to participate in the Plan by the Committee and (iii) execute a Participation Agreement. The Committee’s designation shall also designate whether the individual is a Tier I Participant, a Tier II Participant or a Tier III Participant. IV.    ELIGIBILITY TO RECEIVE BENEFITS A Participant shall be entitled to receive the benefits described in the applicable section of Article V if the Participant (a) remains in the continuous employ of the Company or an Affiliate from the date the Participant is designated as eligible to participate in the Plan until the date that the Participant’s employment with the Company and its Affiliates is terminated without Cause or the date that the Participant’s employment with the Company and its Affiliates is terminated by the Participant’s resignation with Good Reason and (b) satisfies the requirement to provide a Release as described in Section 5.04. V.    SEVERANCE BENEFITS 5.01    Tier I Participants. A Participant who is designated a Tier I Participant and who satisfies the requirements of Article IV and Section 5.04 shall be eligible to receive the following benefits: (a)    Unless previously paid, the Tier I Participant shall be entitled to receive the Standard Termination Benefits. (b)    A payment equal to a pro rata amount (based on the portion of the calendar year that the Participant was employed by the Company or an Affiliate) of the Tier I Participant’s Bonus for the year in which employment is terminated or terminates; provided, however, that any reduction in Bonus that constitutes Good Reason shall be disregarded. (c)    A payment equal to the product of three (3.0) times the Tier I Participant’s Salary as in effect on the date the Tier I Participant’s employment with the Company and its Affiliates is terminated or ends in accordance with Article IV; provided, however, that any reduction in Salary that constitutes Good Reason shall be disregarded. (d)    A payment equal to the product of three (3.0) times the Tier I Participant’s Bonus for the year in which the Tier I Participant’s employment with the Company and its Affiliates is terminated or ends in accordance with Article IV; provided, however, that any reduction in Bonus that constitutes Good Reason shall be disregarded. (e)    A payment equal to the product of three (3.0) times the sum of (i) the annual COBRA premium that the Company is permitted to charge “qualified beneficiaries” (as defined in Section 4980B of the Code) for the same level and type of coverage that were in effect for the Tier I Participant and dependents on the date employment terminates or ends in accordance with Article IV and (ii) the annual premium for the life insurance, long-term disability insurance and accidental death and dismemberment insurance that were in effect on the date employment terminates or ends in accordance with Article IV. 5.02    Tier II Participants. A Participant who is designated a Tier II Participant and who satisfies the requirements of Article IV and Section 5.04 shall be eligible to receive the following benefits: (a)    Unless previously paid, the Tier II Participant shall be entitled to receive the Standard Termination Benefits. (b)    A payment equal to a pro rata amount (based on the portion of the calendar year that the Participant was employed by the Company or an Affiliate) of the Tier II Participant’s Bonus for the year in which employment is terminated or terminates; provided, however, that any reduction in Bonus that constitutes Good Reason shall be disregarded. (c)    A payment equal to the product of two (2.0) times the Tier II Participant’s Salary as in effect on the date the Tier II Participant’s employment with the Company and its Affiliates is terminated or ends in accordance with Article IV; provided, however, that any reduction in Salary that constitutes Good Reason shall be disregarded. (d)    A payment equal to the product of two (2.0) times the Tier II Participant’s Bonus for the year in which the Tier II Participant’s employment with the Company and its Affiliates is terminated or ends in accordance with Article IV; provided, however, that any reduction in Bonus that constitutes Good Reason shall be disregarded. (e)    A payment equal to the product of two (2.0) times the sum of (i) the annual COBRA premium that the Company is permitted to charge “qualified beneficiaries” (as defined in Section 4980B of the Code) for the same level and type of coverage that were in effect for the Tier II Participant and dependents on the date employment terminates or ends in accordance with Article IV and (ii) the annual premium for the life insurance, long-term disability insurance and accidental death and dismemberment insurance that were in effect on the date employment terminates or ends in accordance with Article IV. (f)    If a Tier II Participant satisfies the requirements of Article IV and Section 5.04 and is terminated without Cause or resigns with Good Reason, in either case within ninety (90) days before a Change in Control or within one (1) year after a Change in Control, then the benefits described in the preceding Sections 5.02(c), (d) and (e) shall be calculated by substituting “two and one-half (2.5)” for “two (2.0)” therein. 5.03    Tier III Participants. A Participant who is designated a Tier III Participant and who satisfies the requirements of Article IV and Section 5.04 shall be eligible to receive the following benefits: (a)    Unless previously paid, the Tier III Participant shall be entitled to receive the Standard Termination Benefits.

(b)    A payment equal to a pro rata amount (based on the portion of the calendar year that the Participant was employed by the Company or an Affiliate) of the Tier III Participant’s Bonus for the year in which employment is terminated or terminates; provided, however, that any reduction in Bonus that constitutes Good Reason shall be disregarded. (c)    A payment equal to the product of one (1.0) times the Tier III Participant’s Salary as in effect on the date the Tier III Participant’s employment with the Company and its Affiliates is terminated or ends in accordance with Article IV; provided, however, that any reduction in Salary that constitutes Good Reason shall be disregarded. (d)    A payment equal to the product of one (1.0) times the Tier III Participant’s Bonus for the year in which the Tier III Participant’s employment with the Company and its Affiliates is terminated or ends in accordance with Article IV; provided, however, that any reduction in Bonus that constitutes Good Reason shall be disregarded. (e)    A payment equal to the product of one (1.0) times the sum of (i) the annual COBRA premium that the Company is permitted to charge “qualified beneficiaries” (as defined in Section 4980B of the Code) for the same level and type of coverage that were in effect for the Tier III Participant and dependents on the date employment terminates or ends in accordance with Article IV and (ii) the annual premium for the life insurance, long-term disability insurance and accidental death and dismemberment insurance that were in effect on the date employment terminates or ends in accordance with Article IV. (f)    If a Tier III Participant satisfies the requirements of Article IV and Section 5.04 and is terminated without Cause or resigns with Good Reason, in either case within ninety (90) days before a Change in Control or within one (1) year after a Change in Control, then the benefits described in the preceding Sections 5.03(c), (d) and (e) shall be calculated by substituting “one and one-half (1.5)” for “one (1.0)” therein. 5.04    Release. A Participant shall not be entitled to receive any benefits (other than the Standard Termination Benefits) unless the Participant signs a general release and waiver of claims, on a form provided by the Company, and the general release and waiver of claims becomes effective and irrevocable on or before the forty-fifth (45th) day after the date that the Participant’s employment is terminated or ends in accordance with Article IV. The Company shall deliver the general release and waiver of claims to the Participant no later than ten (10) days after the date that the Participant’s employment is terminated or ends in accordance with Article IV. 5.05    Payment. The Standard Termination Benefits shall be paid to each Participant as soon as practicable after the date that the Participant ceases to be employed by the Company and its Affiliates. Any other benefits payable under the Plan shall be paid to the Participant, in a single cash payment, within five (5) days after the release described in Section 5.04 becomes effective and irrevocable; provided, however, that if a Tier II Participant or a Tier III Participant becomes entitled to additional benefits pursuant to Section 5.02(f) or 5.03(f), respectively, after the payment of the benefits due before the application of Section 5.02(f) or 5.03(f), the additional benefits shall be paid within five (5) days after the Control Change Date. Applicable income and employment taxes shall be deducted from any payment to a Participant. VI.    RESTRICTIVE COVENANTS 6.01    Covenant Against Competition. As a condition of participation in the Plan and as set forth in the Participation Agreement, each Participant agrees that during his or her employment with the

Company or an Affiliate and for a period of one (1) year following the termination of the Participant’s employment with the Company and its Affiliates for any reason, that the Participant shall not engage in any business which is competitive with the business of the Company or any Affiliate as of the date such employment terminates or is terminated. A business shall be deemed “competitive” with the business of the Company or an Affiliate if its business consists of or includes any type or line of business engaged in by the Company or any Affiliate as of the date of such termination and is conducted, in whole or in part, within the states of North Carolina or Maryland, the Commonwealth of Virginia or the District of Columbia. A Participant shall be deemed to “engage in a business” if the Participant (a) participates, directly or indirectly, in such business as a director, officer, stockholder, employee, salesman, partner or individual proprietor, (ii) acts as a paid consultant, representative or advisor to such business, (iii) participates in such business as an investor (whether through loans, contributions to capital or otherwise) or has a controlling influence over such business or (iv) permits his or her name to be used by or in connection with such business; provided, however, that this Section 6.01 shall not preclude the purchase of securities that are listed on a national securities exchange of any entity that is competitive with the Company or an Affiliate, provided that the Participant may not beneficially own more than five percent (5%) or more of any class of such securities. 6.02    Covenant Against Solicitation. As a condition of participation in the Plan and as set forth in the Participation Agreement, each Participant agrees that during his or her employment with the Company or an Affiliate and for a period of one (1) year following the termination of the Participant’s employment with the Company and its Affiliates for any reason, that the Participant shall not, directly or indirectly through another person or entity (i) solicit any employee of the Company or an Affiliate to leave the employ of the Company or Affiliate or in any way interfere with the relationship between the Company or its Affiliate, on the one hand, and any employee thereof, on the other hand, (ii) hire any person who was an employee of the Company or an Affiliate until one year after such individual’s employment relationship with the Company and its Affiliates has been terminated or (iii) induce or attempt to induce any customer, client, supplier, contractor or other business relation of the Company or an Affiliate to cease doing business with the Company or an Affiliate or in any way interfere with the relationship between any such customer, client, supplier, contractor or business relation, on the one hand, and the Company or its Affiliate, on the other hand. 6.03    Covenant Regarding Confidentiality. As a condition of participation in the Plan and as set forth in the Participation Agreement, each Participant agrees that he or she shall not at any time use or divulge, furnish or make accessible to anyone (other than in the regular course of the business of the Company or its Affiliates) any information regarding trade secrets, proprietary information or other confidential information (including, but not limited to, any information concerning customers, clients or accounts) with respect to the business affairs of the Company or any Affiliate. This Section 6.03 shall not apply to information that is or becomes generally available (i) to the public other than as a result of a disclosure by the Participant or his or her representatives. VII.    LIMITATION ON BENEFITS The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Article VII, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments. The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments. The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination. As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article VII, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Article VII (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Article VII (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company. For purposes of this Article VII, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article VII, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Article VII, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder. VIII.    CODE SECTION 409A The Plan and all payments under the Plan are intended to be exempt from, or otherwise comply with, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury

Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and the Participation Agreements shall be administered, interpreted and construed in a manner consistent with that intent. If any provision of the Plan or the payment of any benefit under the Plan is found not to be exempt from and found not to comply with, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines is necessary or appropriate to effectuate an exemption from, or to comply with, Section 409A. Each payment under the Plan shall be treated as a separate identified payment for purposes of Section 409A. If a payment obligation under the Plan constitutes “deferred compensation” (as defined in Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A- 1(b)(3) through (b)(12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A‑1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is subject to Section 409A and that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen (15) days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death. IX.    ADMINISTRATION; CLAIMS PROCEDURE; REVIEW 9.01    Administration. The Committee shall serve as the “plan administrator” and “named fiduciary” of the Plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. The Committee shall have full power and discretionary authority to determine eligibility to participate in the Plan, to designate Participants as Tier I Participants, Tier II Participants and Tier III Participants, to determine eligibility to receive Plan benefits and to construe and interpret the terms of the Plan. The Committee shall have the authority to make all factual determinations necessary to administer the Plan. The decisions of the Committee shall be final and conclusive with respect to all questions concerning administration of the Plan; subject only to the claims procedure and review procedure set forth in Sections 9.02 and 9.03. No member of the Committee shall be liable for any act done in good faith with respect to the Plan. The Committee may delegate to other persons responsibility for performing ministerial acts with respect to the administration of the Plan. The Committee may seek such expert advice as the Committee deems necessary or desirable with respect to the Plan. The Committee shall be entitled to rely upon the information and advice furnished by such delegates and experts, unless the Committee has actual knowledge that such information or advice is inaccurate or unlawful. No Participant shall be entitled to challenge a decision of the Committee in court or in any other administrative proceeding unless and until the claim and review procedures set forth in Sections 9.02 and 9.03 have been complied with and exhausted. 9.02    Claim Procedure. A Participant is not required to file a claim in order to receive any benefits that are payable under the Plan but a Participant who believes he or she is entitled to benefits or additional benefits may file a written claim for benefits with the Committee. The Committee shall review any written claim for benefits that is submitted to it. If a claim is wholly or partially denied, the Committee will furnish the Participant written notice in accordance with Department of Labor regulations of the Committee’s decision within ninety (90) days of receipt of the written claim. The Committee’s notification shall include (a) the specific reasons for the denial, (b) the specific reference to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary and (d) a description of the Plan’s claims review procedures describing the steps to be taken and the applicable time limits to submit a claim for review, including a statement of the Participant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. If special circumstances require an extension of time for the Committee to process a written claim for benefits, the ninety (90) day period may be extended for an additional ninety (90) days. Prior to the expiration of the initial ninety (90) day period, the Participant shall be furnished with a written or electronic notice setting forth the reason for the extension and the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision on the written claim for benefits. 9.03    Review of Claim Denials. If a written claim for benefits is wholly or partially denied, the Participant may (a) request a full and fair review of the Committee’s decision upon written application to the Committee filed within sixty (60) days after receipt of the written notification of the Committee’s decision, (b) submit written comments, documents, records and other information relating to the claim to the Committee and (c) upon request (and free of charge) be given reasonable access to and copies of documents and records and other information relevant to the claim. Upon receipt of timely, written application for review, the Committee shall undertake a review, taking into account all comments, documents, records and information submitted by the Participant or considered in the initial benefit determination. If the Participant fails to appeal the initial benefit determination in writing within the prescribed period of time, then the Committee’s prior determination shall be final, binding and conclusive. The Committee will render a decision upon review no later than sixty (60) days after receipt of the written request for review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the written request for review. Written notice specifying the circumstances requiring an extension of time will be furnished to the Participant prior to the expiration of the sixty (60) day period. The decision of the Committee on review will be in writing and will include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based, including a statement of the Participant’s right to bring a civil action under Section 502(a) of ERISA. If the decision on review is not furnished to the Participant within the time limits prescribed above, the claim will be deemed denied on review. X.    AMENDMENT AND TERMINATION The Plan may be amended at any time by action of the Committee; provided, however, that no amendment shall be effective with respect to any Participant without the Participant’s consent if the amendment adversely affects the Participants rights under the Plan or the Participant’s obligations under Article VI. In addition, the Committee may not revoke a Participant’s designation as a Participant (except in the case that the Participant’s continued participation in the Plan would prevent the Plan from satisfying the requirements for exemption under ERISA for plans maintained primarily for a select group of management or highly compensated employees). In addition, the Committee may not change a Tier I Participant’s designation to a Tier II Participant or Tier III Participant and may not change a Tier II Participant’s designation to a Tier III Participant. The Plan may be terminated at any time by action of the Committee or the Board; provided, however, that a termination of the Plan shall not affect the rights of a Participant whose employment was terminated or ended as provided in Article IV before the date of the Plan termination and provided further that the Plan may not be amended or terminated with respect to any Participant without the Participant’s consent within twelve (12) months after a Control Change Date. XI.    GENERAL 11.01    No Employment Rights. The Plan, and a Participant’s participation in the Plan, does not confer on any Participant any right to continued employment by the Company or an Affiliate. Nothing in the Plan shall restrict the right of the Company or an Affiliate to terminate the employment of any Participant at any time for any reason or no reason. 11.02    No Assignment. The benefits payable under the Plan are not subject to anticipation, alienation, pledge, sale, transfer, assignment, garnishment, attachment, or other transfer and any attempt to cause such transfer shall not be recognized except to the extent required by law. 11.03    Severability. If any provision of the Plan is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of the Plan shall continue in full force and effect. 11.04    Unfunded Obligation. The benefits payable under the Plan are unfunded obligations of the Company and shall be paid from the general assets of the Company. No Participant has any right in or title to any assets, funds or property of the Company with respect to the payment of Plan benefits and each Participant is a general unsecured creditor of the Company with respect to any Plan benefits that may become payable to the Participant. 11.05    Death of Participant. If a Participant becomes entitled to receive Plan benefits but dies before all of the Plan benefits have been paid to the Participant, any remaining Plan benefits shall be paid to the estate of the Participant. 11.06    Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Maryland except to the extent that the laws of the State of Maryland would require the application of the laws of another state and except to the extent that the laws of the State of Maryland are preempted by ERISA. 11.07    Successors. The Plan shall be binding on, and inure to the benefit of, the successors and personal representatives, legatees, heirs, etc. of a Participant and the successors to the Company.

Schedule A Participant Name Participation Date Tier Designation Louis Haddad August 1, 2013 Tier I Eric Apperson August 1, 2013 Tier II Shelly Hampton August 1, 2013 Tier II Michael O’Hara August 1, 2013 Tier II Al Hunt August 1, 2013 Tier II Christopher Harvey August 1, 2013 Tier III Shawn Tibbetts February 20, 2020 Tier III